EXHIBIT 99.7

MELLON FINANCIAL CORPORATION

LONG-TERM PROFIT INCENTIVE PLAN (2004)

DEFERRED SHARE AWARD AGREEMENT

(PERFORMANCE ACCELERATED RESTRICTED STOCK)

THIS AGREEMENT, is made and effective as of                 ,              (“Award Date”), by and between Mellon Financial Corporation (the “Corporation”), having its principal place of business in the Commonwealth of Pennsylvania, and [NAME], a key employee of the Corporation or one of its Affiliates (“Grantee”). For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Corporation and Grantee intending to be legally bound, agree as follows:

SECTION 1. Deferred Share Award. The Corporation hereby confirms the award to Grantee, effective as of the Award Date, of Deferred Share Awards covering [NUMBER OF SHARES] shares of Common Stock, par value $.50, of the Corporation (the “Deferred Shares”) under and subject to the terms and conditions of the Corporation’s Long-Term Profit Incentive Plan (2004) (the “Plan”) and this Agreement. This Agreement represents the Corporation’s promise to deliver the Deferred Shares to Grantee on the date(s) elected by Grantee pursuant to his effective Deferred Share Award Election, subject to the terms and conditions of this Agreement. The Plan is incorporated herein by reference and made a part hereof as though set forth herein in full. Terms which are capitalized herein but which are not defined herein shall have the same meaning as in the Plan unless the context otherwise requires.

SECTION 2. Acceptance of Deferred Share Award. Grantee hereby accepts the Deferred Share Award confirmed hereby, acknowledges having received a copy of the Plan and agrees to be bound by the terms and provisions of this Agreement and of the Plan as amended from time to time; provided, however, that no amendment or termination of the Plan shall, without the written consent of Grantee, adversely affect the rights of Grantee with respect to the Deferred Shares.

SECTION 3. Restrictions; Payout; Distributions.

3.1. Restrictions. No Deferred Shares awarded hereunder, nor any interest therein or Distributions (as hereinafter defined) thereon, may be sold, transferred, assigned, pledged or otherwise disposed of (any such action being hereinafter referred to as a “Disposition”) other than by Will or the laws of descent and distribution until such time as the aforesaid restrictions on Disposition (the “Restrictions”) lapse pursuant to Section 4 hereof, and any attempt to make such a Disposition shall be null and void and shall result in the immediate forfeiture to the Corporation without consideration of any Deferred Shares as to which the Restrictions shall at such time be in effect and all Distributions thereon.

3.2. Payout of Deferred Shares. No certificates will be issued representing Deferred Shares before the payout date(s) elected by Grantee in his effective Deferred Share Award Election (the “Payout Date(s)”), except as otherwise provided in Section 3.4 hereof. As soon as practicable after the Payout Date(s), and payment by Grantee of any withholding taxes as provided in Section 5.3, the Corporation will cause to be delivered to Grantee (which delivery may be by Mellon interoffice mail or by the U.S. mail at the last address for Grantee indicated in the Corporation’s records), or in the event of the death of Grantee to his personal representative, certificates for shares of Common Stock registered in the name of Grantee or such personal representative equal in number to the Deferred Shares plus any number of shares of Common Stock that may be acquired through the reinvestment of dividend equivalents accrued pursuant to Section 3.3. hereof. Such shares of Common Stock shall not be subject to the Restrictions referred to in Section 3.1 hereof.

3.3. Custody and Payment of Distributions on Deferred Shares. Grantee further understands and agrees that until the Deferred Shares are paid to Grantee in accordance with his Deferred Share Award Election, all dividend equivalents and other distributions with respect to the Deferred Shares, whether in cash, securities or other property (“Distributions”) shall be paid to and held by the Corporation under and subject to the terms of this Agreement. As soon as practicable after any date on which the shares of Common Stock are delivered to Grantee in accordance with his Deferred Share Award Election and payment is made of the required amount for withholding taxes as provided in Section 5.2, the Corporation will cause the Distributions related to such shares to be paid or delivered to Grantee (which payment or delivery may be by Mellon interoffice mail or by the U.S. mail at the last address for Grantee indicated in the Corporation’s records), or in the event of the death of Grantee to his personal representative, without interest thereon. Grantee acknowledges that the Corporation may direct cash dividend equivalents paid on such Deferred Shares to be reinvested in shares of the Corporation’s Common Stock pursuant to the Corporation’s Direct Stock Purchase and Dividend Reinvestment Plan, or any successor plan. In the event and at the time any Deferred Shares are forfeited to the Corporation as provided in Section 4 hereof, all Distributions held by the Corporation with respect to such forfeited Deferred Shares shall be forfeited to and revert to the Corporation.

3.4 Early Termination of Employment. As soon as practicable following any termination of employment by Grantee after this Deferred Share Award has vested in accordance with Section 4 hereof, in whole or in part, which occurs prior to Grantee’s reaching age 55 or after age 55 with less than five years of employment with the Corporation, and payment by Grantee of any withholding taxes as provided in Section 5.2, the Corporation will cause to be delivered to Grantee (which delivery may be by Mellon interoffice mail or by the U.S. mail at the last address for Grantee indicated in the Corporation’s records), in a lump sum payment, certificates for shares of Common Stock registered in the name of Grantee equal in number to the Deferred Shares plus any number of shares of Common Stock that may be acquired through the reinvestment of dividend equivalents accrued pursuant to Section 3.3. hereof. Such shares of Common Stock shall not be subject to the Restrictions referred to in Section 3.1 hereof.

SECTION 4: Vesting and Forfeiture of Deferred Shares

4.1 Lapse of Restrictions after Seven Years. If Grantee remains continuously employed by the Corporation through the close of business on [GRANT DATE + 7 YEARS], the Restrictions set forth in Section 3.1 hereof shall lapse in full on such date and this Deferred Share Award shall become payable in accordance with Grantee’s effective Deferred Share Award Election; provided, however, that the Restrictions may lapse on such earlier date or dates that the Committee determines, in accordance with Section 4.3, that the Performance Conditions set forth in Section 4.2 have been satisfied.

4.2. Performance Conditions. If with respect to a calendar year after [YEAR BEFORE YEAR OF GRANT] both (1) the condition set forth in Section 4.2(a) below (the “EPS Condition”) is satisfied and (2) the condition set forth in Section 4.2(b) below (the “ROCE Condition”) is satisfied, then upon certification of such satisfaction in accordance with Section 4.3, the Restrictions shall lapse as to one-third of the original number of Deferred Shares.

(a) EPS Condition.

(i) If Diluted Operating Earnings Per Share for a calendar year after [YEAR BEFORE YEAR OF GRANT] are equal to or in excess of [            %] over Diluted Operating Earnings Per Share for the prior calendar year, the EPS Condition shall be deemed to have been satisfied for such calendar year. For purposes of the EPS Condition, “Diluted Operating Earnings Per Share” shall mean the Corporation’s fully diluted earnings per common share excluding items such as gains and losses from acquisitions and divestitures and other non-recurring items of income and expense and the cumulative effect of accounting changes for the calendar year in question which shall be as determined, except as herein provided, on a consolidated basis in accordance with generally accepted accounting principles and reported in the Corporation’s annual earnings press release for the calendar year in question.

(ii) If after December 31, [YEAR BEFORE YEAR OF GRANT], (A) a dividend or other distribution shall be declared upon the Common Stock of the Corporation payable in shares of Common Stock, (B) the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, whether through reorganization, reclassification, stock split-up, combination of shares, merger or consolidation or (C) there shall be a change in the capitalization of the Corporation resulting from the separation from the Corporation of any corporation or business through a spin-off or other distribution of stock or property to the shareholders of the Corporation or a reorganization or a partial or complete liquidation, an appropriate and proportionate adjustment shall be made by the Committee with respect to Diluted Operating Earnings Per Share so as to preserve as nearly as may be practicable the intended effect of this Section. Any such adjustment made by the Committee shall be final, binding and conclusive as to the Grantee, notwithstanding any other provisions of this Agreement.

(b) ROCE Condition. If Operating Return on Common Equity for a calendar year after [YEAR BEFORE YEAR OF GRANT] is [            %] or more, the ROCE Condition shall be deemed to have been satisfied for such calendar year. For purposes of the ROCE Condition, “Operating Return on Common Equity” shall mean the Corporation’s operating return on average common shareholders’ equity excluding items such as gains and losses from acquisitions and divestitures and other non-recurring items of income and expense and the cumulative effect of accounting changes for the calendar year in question which shall be as determined, except as herein provided, by the Corporation pursuant to Item VI(2) of Securities and Exchange Commission Industry Guide 3 (or any successor regulation) and reported in the Corporation’s annual earnings press release for the calendar year in question.

(c) Effect of Acquisitions or Dispositions. If after December 31, [YEAR BEFORE YEAR OF GRANT], the Corporation or an Affiliate shall acquire or dispose of a business which would constitute a “significant subsidiary” as defined in 17 C.F.R. § 210.1-01(w) as in effect from time to time or any successor provision, then in determining Diluted Operating Earnings Per Share and Operating Return on Common Equity for the calendar year of such acquisition or disposition, in addition to excluding the gains and losses referred to in Section 4.2(a)(i) above there shall also be excluded (i) all expenses incurred in connection with such acquisition or disposition and (ii) in the case of an acquisition (A) any shares of Common Stock issued in connection with the acquisition and (B) all revenue and expenses attributed to the business so acquired; provided, however, that for purposes of determining whether the EPS Condition has been satisfied for the calendar year immediately following the calendar year of such acquisition or disposition, such expenses incurred, shares issued and revenue and expenses shall be included on an annualized basis for the calendar year of such acquisition or disposition, as the case may be. The determination of the Committee as to the amounts of any adjustments to Diluted Operating Earnings Per Share and Operating Return on Common Equity pursuant to this paragraph shall be final, binding and conclusive upon all parties.

(d) Notwithstanding the foregoing, or anything to the contrary in this Agreement, a derestriction of the Stock pursuant to this Section 4.2 shall only occur if Grantee continues to be actively employed by the Corporation or any of its subsidiaries on the date the Committee certifies the satisfaction of the relevant Performance Conditions (a “Certification Date”); provided, however, that if Grantee is not actively employed by the Corporation or any of its subsidiaries on a Certification Date, but is receiving ongoing displacement or severance payments from the Corporation through such Certification Date, then the Committee may, in its discretion, approve a derestriction of a number of shares on the Certification Date as it deems appropriate.

4.3 Committee Certification. As promptly as practicable after the Corporation’s annual earnings press release for the calendar year being measured becomes available to it, the Human Resources Committee of the Board of Directors (the “Committee”) shall determine in accordance with the terms of this Agreement and shall certify (a) whether both the EPS Condition and the ROCE Condition have been satisfied and (b) the number, if any, of the shares of Stock as to which there has been satisfaction of the Performance Conditions contained in Section 4.2

4.4 Notwithstanding Sections 4.1 through 4.3 hereof, the Restrictions shall lapse in full upon termination of Grantee’s employment with the Corporation prior to [GRANT DATE + 7 YEARS, if such termination is by reason of (i) Grantee’s death or (ii) Grantee’s disability (covered by a long-term disability plan of the Corporation or an Affiliate then in effect).

4.5 Notwithstanding Sections 4.1 through 4.3 hereof, the Restrictions shall lapse in accordance with the following schedule upon termination of Grantee’s employment with the Corporation prior to [GRANT DATE + 7 YEARS], if such termination occurs after age 55 and Grantee is credited with five years of employment with the Corporation when such termination occurs:

Period of Termination	Cumulative Percent of Deferred Shares As to Which Restrictions Shall Lapse
GRANT DATE + 1 YEAR through GRANT DATE + 2 YEARS – 1 DAY	14%

GRANT DATE + 2 YEARS through GRANT DATE + 3 YEARS – 1 DAY	28%

GRANT DATE + 3 YEARS through GRANT DATE + 4 YEARS – 1 DAY	42%

GRANT DATE + 4 YEARS through GRANT DATE + 5 YEARS – 1 DAY	56%

GRANT DATE + 5 YEARS through GRANT DATE + 6 YEARS – 1 DAY	70%

GRANT DATE + 6 YEARS through GRANT DATE + 7 YEARS – 1 DAY	84%

4.6 Notwithstanding Sections 4.1 through 4.3 hereof, the restrictions on Disposition of the Stock set forth in Section 3.1 hereof shall lapse immediately upon the occurrence of a “Change in Control Event”, as defined in Section 2.4 of the Plan.

4.7 Upon the effective date of a termination of Grantee’s employment with the Corporation for any reason not specified in Sections 4.4 and 4.5 above, all Deferred Shares then subject to Restrictions shall immediately be forfeited and returned to the Corporation without consideration or further action being required of the Corporation. For purposes of this Agreement, the effective date of Grantee’s termination shall be the date upon which Grantee ceases to be on the payroll of the Corporation or any of its Affiliates, and shall extend through the end of any salary continuance period pursuant to displacement or severance arrangements with the Corporation. Grantee will not be considered to be on the payroll of the Corporation or any of its subsidiaries for time periods during which Grantee is receiving retirement or pension plan payments from the Corporation or a subsidiary.

SECTION 5: Miscellaneous

5.1. Compliance with Law. Notwithstanding any other provision of this Agreement, the award and issuance of, lapse of Restrictions on and delivery to Grantee of the Deferred Shares and any Distributions thereon shall be subject to compliance with all applicable laws and regulations from time to time in effect and to compliance with the rules of any stock exchange on which the Common Stock may then be listed. Grantee hereby agrees to take any action, and consents to the taking of any action by the Corporation, with respect to the Deferred Shares awarded hereunder and any Distributions thereon necessary to achieve compliance with such laws, regulations and rules. Any determination by the Committee with respect to the need for any action in order to achieve such compliance with laws, regulations or rules shall be final, binding and conclusive.

5.2. Withholding of Taxes. Grantee shall be advised by the Corporation or an Affiliate as to the amount of any applicable Federal, state, local or foreign income or employment taxes required to be withheld by the Corporation or such Affiliate on the compensation income resulting from the award of, lapse of Restrictions on or payout of the Deferred Shares and related Distributions. Grantee shall pay any taxes required to be withheld directly to the Corporation or any Affiliate in cash upon request, except that Grantee may satisfy such obligation in whole or in part by requesting the Corporation in writing to withhold from the Deferred Shares deliverable to him on the Payout Date shares of Common Stock having a Fair Market Value, as defined in the Plan, on the date of such request equal to the amount of the withholding tax obligation to be so satisfied. Grantee understands that no Deferred Shares or Distributions thereon shall be delivered to Grantee, notwithstanding the Payout Date, unless and until Grantee shall have satisfied any obligation for withholding taxes with respect thereto as provided in the preceding sentence.

5.3. Indemnification. Grantee hereby indemnifies the Corporation and holds it harmless from and against any and all damages or liabilities incurred by the Corporation (including liabilities for attorneys’ fees and disbursements) arising out of any breach by Grantee of this Agreement, including, without limitation, any attempted Disposition in violation of Section 3.1 hereof.

5.4. No Right to Continued Employment. Nothing herein shall be construed as giving Grantee any right to be retained in the employ of the Corporation or an Affiliate or as affecting any right that the Corporation or an Affiliate may have to terminate the employment of Grantee.

5.5. Interpretation of Plan and Agreement. This Agreement is the deferred share award agreement referred to in Section 8.7(d) of the Plan. If there is any conflict between the Plan and this Agreement, the provisions of the Plan shall control. Any dispute or disagreement which shall arise under or in any way relate to the interpretation or construction of the Plan or this Agreement shall be resolved by the Committee, and the decision of the Committee shall be final, binding and conclusive for all purposes. Grantee may obtain an additional copy of the Plan by writing or calling the Executive Compensation Division of the Corporation’s Human Resources Department in Pittsburgh, Pennsylvania.

5.6. Binding Effect. This Agreement shall be binding upon the successors and assigns of the Corporation and upon the legal representatives, heirs and legatees of Grantee.

5.7. Entire Agreement. This Agreement constitutes the entire agreement between the Corporation and Grantee and supersedes all prior agreements and understandings, oral or written, between the Corporation and Grantee with respect to the subject matter of this Agreement.

5.8. Amendment. Only a written instrument signed by the Corporation and Grantee may amend this Agreement.

5.9. Section Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any of the provisions of this Agreement.

5.10. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, other than any choice of law provisions calling for the application of laws of another jurisdiction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MELLON FINANCIAL CORPORATION

By:
Chairman and Chief Executive Officer

GRANTEE

[GRANT DATE]